EXHIBIT 24.1

POWER OF ATTORNEY OF DIRECTORS

KNOW ALL PERSONS BY THESE PRESENTS:

Each of the undersigned directors of The PMI Group, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Victor J. Bacigalupi, L. Stephen Smith and Donald P. Lofe, Jr. and each of them with power to act alone, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement or Registration Statements on Form S-8 or other appropriate form, under the Securities Act of 1933, as amended, relating to an aggregate of 600,000 shares of Common Stock of the Company issuable under The PMI Group, Inc. Employee Stock Purchase Plan (May 18, 2006 Amendment and Restatement), and any and all amendments (including post-effective amendments) to such Registration Statement(s), and to file such Registration Statement(s) and any and all amendments thereto, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, we have hereunto set our hands this 19th day of July, 2006.

/s/ Mariann Byerwalter Mariann Byerwalter	/s/ James C. Castle Dr. James C. Castle

/s/ Carmine Guerro Carmine Guerro	/s/ W. Roger Haughton W. Roger Haughton

/s/ Wayne E. Hedien Wayne E. Hedien	/s/ Louis G. Lower II Louis G. Lower II

/s/ Raymond L. Ocampo Jr. Raymond L. Ocampo Jr.	/s/ John D. Roach John D. Roach

/s/ Kenneth T. Rosen Dr. Kenneth T. Rosen	/s/ Steven L. Scheid Steven L. Scheid

/s/ L. Stephen Smith L. Stephen Smith	/s/ Mary Lee Widener Mary Lee Widener

/s/ José H. Villarreal José H. Villarreal	/s/ Ronald H. Zech Ronald H. Zech